UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

Talon 1 Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41001	98-1598139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 630, Coral Gables, FL		33134
(Address of principal executive offices)		(Zip Code)

(786) 662-3114

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	TOACU	The Nasdaq Global Market
Class A ordinary share	TOAC	The Nasdaq Global Market
Warrants included as part of the units	TOACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 3, 2022, Talon 1 Acquisition Corp. (the “Company”) announced that, as of December 30, 2021, the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares (the “Class A Ordinary Shares”) and warrants (the “Warrants”) included in the Units. Each Unit consists of one Class A Ordinary Share and one-half of one Warrant to purchase one Class A Ordinary Share. Any Units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TOACU.” Any underlying Class A Ordinary Shares and Warrants that are separated will trade on Nasdaq under the symbols “TOAC” and “TOACW,” respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Class A Ordinary Shares and Warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated January 3, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talon 1 Acquisition Corp.

Date: January 3, 2022	By:	/s/ Edward J. Wegel
Name: Edward J. Wegel
Title: Chief Executive Officer